                                  SCHEDULE 14A
                                (RULE 14A - 101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant  |X|
Filed by a party other than the registrant   |_|

Check the appropriate box:
|_| Preliminary proxy statement                               |_| Confidential, for Use of the Commission
                                                                 Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive proxy statement
|_| Definitive additional materials
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       COMPUTATIONAL SYSTEMS, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X| No fee required.
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

(2)      Aggregate number of securities to which transactions applies:

         -----------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------


(5)      Total fee paid:

         -----------------------------------------------------------------------

         |_| Fee paid previously with preliminary materials:


         -----------------------------------------------------------------------


         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

         -----------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

         (3)      Filing Party:

         -----------------------------------------------------------------------

         (4)      Date Filed:

         -----------------------------------------------------------------------

                                     [LOGO]



Dear Shareholder:

         It is my pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Computational Systems, Incorporated (the "Company") to be held at 4:00 p.m., Eastern time, on Thursday, April 24, 1997, at the Second Floor Assembly Room of the Company, 835 Innovation Drive, in Knoxville, Tennessee 37932.

         Shareholders will be asked to elect seven directors to the Company's Board of Directors. In addition, we will present a report on the condition and performance of the Company, and you will have an opportunity to question management on matters that affect the interests of all shareholders.

         We hope you will be able to attend the meeting in person. Whether you expect to attend or not, we request that you complete and return the enclosed proxy card in the enclosed post-paid envelope. Your vote is important.

         I look forward to seeing you on April 24, 1997.

                                            Sincerely,

                                            /s/ Ronald G. Canada
                                            -----------------------------------
                                            Ronald G. Canada
                                            Chairman and Chief Executive Officer

                                     [LOGO]


                              --------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Computational Systems, Incorporated (the "Company"), will be held at 4:00 p.m., Eastern time, on Thursday, April 24, 1997, at the Second Floor Assembly Room of the Company, 835 Innovation Drive, in Knoxville, Tennessee 37932, for the following purposes:

                  1. To elect seven directors to hold office for a term of one
         (1) year and until their successors are elected and qualified; and

                  2. To transact such other business as may properly come before the Annual Meeting.

         The Board of Directors has fixed the close of business on March 6, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                                         By the Order of the Board of Directors

                                         /s/ Kenneth R. Piety
                                         --------------------------------------
                                         Kenneth R. Piety, Secretary

Knoxville, Tennessee
March 20, 1997


         YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                               ------------------

                                 PROXY STATEMENT

                               ------------------


         The accompanying proxy is solicited by the Board of Directors of Computational Systems, Incorporated (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 24, 1997, and any adjournments thereof, notice of which is attached hereto.

         The purposes of the Annual Meeting are to elect directors and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

         A shareholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of the director nominees.

         The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, however, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

         The Board of Directors has fixed the close of business on March 6, 1997 as the record date for the Annual Meeting. Only record holders of the Company's common stock, no par value per share (the "Common Stock"), at the close of business on that date will be entitled to vote at the Annual Meeting. On the record date, the Company had outstanding 5,002,845 shares of Common Stock. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy duly authorized in writing.

         The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. The directors shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. Any other matters as may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's regular officers or employees personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

         This Proxy Statement and the Company's Annual Report to Shareholders have been mailed on or about March 20, 1997, to all shareholders of record at the close of business on March 6, 1997.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table contains, as of March 6, 1997, certain information concerning (i) the Named Executive Officers, (ii) the directors of the Company, including the nominees, (iii) all directors and executive officers as a group, and (iv) any other person known by the Company to beneficially own more than 5% of the outstanding Common Stock of the Company, which information has been furnished to the Company by the individuals named.

                                                                                     SHARES OF
                                                                                    COMMON STOCK
                                                                                    BENEFICIALLY       PERCENT
          NAME                                              POSITION                  OWNED(1)       OF CLASS(1)
          ----                                              --------                  --------       -----------
Ronald G. Canada.................................. Chairman, Chief Executive        1,131,748(2)       22.59%
                                                   Officer and Director

Kenneth R. Piety.................................. Vice Chairman, Vice                600,559(3)       11.99%
                                                   President and Director of
                                                   Engineering, Secretary and
                                                   Director

Carlo Gorla....................................... President and Chief                    300             *
                                                   Operating Officer; Director
                                                   Nominee

Bryan J. Collier.................................. Vice President of Finance           77,741(4)        1.55%
                                                   and Chief Financial Officer

Kevin E. Carey.................................... Vice President of Mergers           15,664(5)          *
                                                   and Acquisitions

John J. Cioffi.................................... Director                            70,377           1.41%

Richard E. Ray.................................... Director                            12,000(5)          *

William S. Rukeyser............................... Director                            12,000(6)          *

James F. Smith, Jr................................ Director                            17,000(6)          *

Thomas A. Valunas, Jr............................. Director                            12,000(6)          *

Eagle Asset Management, Inc....................... Beneficial Owner                   445,890(7)        8.91%

The Kaufmann Fund, Inc............................ Beneficial Owner                   374,000(8)        7.48%

All directors and executive officers as a group
    (11 persons)..................................                                  2,068,324(9)       40.67%

----------------------------

*        Represents less than 1% of the Common Stock outstanding.
(1) Pursuant to the rules of the Securities and Exchange Commission, certain shares of the Company's Common Stock which a beneficial owner has the right to acquire within 60 days of March 6, 1997, pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes 6,044 shares which may be acquired upon the exercise of outstanding options and 53,000 shares that Mr. Canada beneficially owns as trustee for various trusts for the benefit of Dr. Piety's children. The address for Mr. Canada is 835 Innovation Drive, Knoxville, Tennessee 37932.

(3) Includes 5,236 shares which may be acquired upon the exercise of outstanding options. The address for Dr. Piety is 835 Innovation Drive, Knoxville, Tennessee 37932.
(4) Includes 1,670 shares which may be acquired upon the exercise of outstanding options.
(5) Includes 7,000 shares which may be acquired upon the exercise of outstanding options.
(6) Includes 2,000 shares which may be acquired upon the exercise of outstanding options.
(7) Based on information contained in Schedule 13G filed by Eagle Asset Management, Inc. ("EAM") with the Securities and Exchange Commission. The address for EAM is 880 Carillon Parkway, St. Petersburg, Florida 33733-0520.
(8) Based on information contained in Schedule 13G filed by The Kaufmann Fund, Inc. ("Kaufmann") with the Securities and Exchange Commission. The address for Kaufmann is 140 East 45th Street, 43rd Floor, New York, New York 10017.
(9) Includes an aggregate of 82,950 shares which may be acquired upon the exercise of outstanding options.


                        PROPOSAL 1: ELECTION OF DIRECTORS

         Under the terms of the Company's Charter, the members of the Board of Directors are elected at the Annual Meeting of the Shareholders and serve until the next Annual Meeting and until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         Unless contrary instructions are received, it is intended that the shares represented by proxies solicited by the Board of Directors will be voted in favor of the election as directors of all seven nominees. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such an event should occur, the persons named in the form of proxy have advised the Company that they will vote for such substitute or substitutes as shall be designated by the current Board of Directors.

         The nominees for election shall be elected by a plurality of the votes cast by the shares of Common Stock entitled to vote at the Annual Meeting. Shareholders have no right to vote cumulatively for directors, but rather each shareholder shall have one vote for each share of Common Stock held by such shareholder for each director.

         The following persons are the nominees for election as a director of the Company at the Annual Meeting:

                                Ronald G. Canada
                                Kenneth R. Piety
                                   Carlo Gorla
                                 Richard E. Ray
                               William S. Rukeyser
                               James F. Smith, Jr.
                             Thomas A. Valunas, Jr.

         The following is a brief summary of the business experience of each of the executive officers and directors of the Company, including the nominees.

         Ronald G. Canada, 41, founded the Company in 1984 and has served as Chairman and Chief Executive Officer and as a director since its inception and is a key member of the Company's engineering and product development team. Prior thereto, Mr. Canada was a technical lead engineer at Technology for

Energy Corporation ("TEC") in Knoxville, focusing on the development of a comprehensive surveillance system for rotating machinery.

         Kenneth R. Piety, 48, has served as Vice President and Director of Engineering since 1991, and Vice Chairman since 1994. Dr. Piety has been a director of the Company since its inception in 1984 and Secretary since 1985. Dr. Piety has been involved in the development of all of the Company's products. Prior to joining the Company in 1985, Dr. Piety worked as a development engineer at TEC and at the Oak Ridge National Laboratory.

         Carlo Gorla, 55, has served as President and Chief Operating Officer of the Company since July 1996 and as President of CSI Services, Incorporated, a wholly-owned subsidiary of the Company since November 1996. Prior to that time, Mr. Gorla served as President of Best International from June 1995 to June 1996; President of Sola Electric from February 1995 to June 1995; and President of Sola International from January 1993 to January 1995. Each of these three companies is a power conditioning equipment firm. From May 1991 to December 1992, Mr. Gorla held the position of Corporate Vice President of A.B.B. USA, an electrotechnical equipment manufacturing company.

         Bryan J. Collier, 57, has served as Vice President of Finance since 1993. Mr. Collier served as a director of the Company from 1987 to 1993. Prior to joining the Company as an officer, Mr. Collier worked as a business consultant for Millennium Associates, Inc., a Knoxville-based business consulting firm, from 1988 to 1993. Prior to that time, Mr. Collier was Treasurer and Secretary of Plasti-Line, Inc., a publicly-owned sign manufacturing company located in Knoxville, Tennessee.

         Kevin E. Carey, 59, currently serves as Vice President of Mergers and Acquisitions of the Company and as Acting President of Paragon Services, a division of CSI Services, Incorporated. From August 1996 to December 1996, he served the Company as Vice President of Marketing and Sales, and from June 1994 to August 1996, Mr. Carey served the Company as its Director of Marketing and Sales. Prior to June 1994, Mr. Carey owned and managed The Carey Group Ltd., a consulting and business development company serving Fortune 100 clients.

         E. Forrest Pardue, 43, serves in various capacities with respect to new product development for the Company. He currently serves as President of STATUS Technologies, Incorporated, a wholly-owned subsidiary of the Company. From 1992 until 1996, Mr. Pardue was President of MachineView, Inc., a former wholly-owned subsidiary of the Company. From 1985 to 1992, Mr. Pardue served as Director of Sales and Marketing for the Company.

         John J. Cioffi, 58, served as President and Chief Operating Officer of the Company from 1993 to July 1996 and currently serves as a director of the Company. Prior to joining the Company, Mr. Cioffi founded and served as the President of Crown Consulting, a Knoxville-based strategic planning and general management consulting firm, from 1988 to 1993. Prior to 1988, Mr. Cioffi served as Senior Vice President of Marketing of Plasti-Line, Inc.

         Richard E. Ray, 65, has served as a director of the Company since April 1994, and he currently serves as Chairman of the Audit Committee. Mr. Ray is President of Richard E. Ray and Associates, a business consulting firm. Prior to 1992, Mr. Ray served as Manager of Tennessee Operations of Aluminum Company of America ("Alcoa"), a publicly-owned manufacturer of aluminum products. Mr. Ray also serves as a director of First Tennessee Bank-Knoxville, a retail bank, and of North American Royalties, Inc., a manufacturer of gray and ductile iron castings.

         William S. Rukeyser, 57, has served as a director of the Company since 1994. Mr. Rukeyser is a contributing editor of CNN Financial News and is President of William Rukeyser, Inc., a Knoxville-based firm engaged in media and other business consulting activities. From 1988 to 1994, Mr. Rukeyser was a senior partner in Whittle Communications, serving as editor-in-chief of the Knoxville-based company's publications and broadcasts and as Chairman and Chief Executive Officer of Whittle Books. Prior to such time Mr. Rukeyser worked at Time, Inc. serving as founding managing editor of Money magazine and managing editor of Fortune magazine.

         James F. Smith, Jr., 67, has served as a director of the Company since 1993. Mr. Smith is also a director of First American Corp. ("First American"), a bank holding company, and from 1991 through December 1994, Mr. Smith served as Chairman of the Board of First American and of First American National Bank. From February 1991 until November 1991, Mr. Smith served as President and Chief Executive Officer of First American and First American National Bank, and from May 1990 until February 1991, as Interim Chairman of the Board, President and Chief Executive Officer of those companies. Prior to that time, Mr. Smith served as Vice Chairman of First American and First American National Bank.
Mr. Smith is also a director of Pilot Corporation and Plasti-Line, Inc.

         Thomas A. Valunas, Jr., 53, has served as a director of the Company since 1993 and is Chairman of the Compensation Committee. Mr. Valunas serves as Treasurer of M4 Environmental Management, Inc. ("M4"), an Oak Ridge, Tennessee company engaged in the recycling business. Prior to joining M4 in 1995, Mr. Valunas was the President of Tennessee Innovation Center, Inc. ("TIC"), a wholly-owned subsidiary of Martin-Marietta Corporation engaged in venture capital financing.

         The Board of Directors held six meetings during the fiscal year ended December 31, 1996. The Board of Directors has an Audit Committee and a Compensation Committee. Both Committees are compromised of Messrs. Ray, Rukeyser, Smith and Valunas. The Audit Committee meets with the Company's independent auditors to review the Company's financial statements. It is the function of this committee to ensure that the Company's financial statements accurately reflect the Company's financial position and results of operations. The Audit Committee held one meeting during fiscal 1996.

         The purpose of the Compensation Committee is to establish, among other things, salaries, bonuses and other compensation for the Company's officers, and to administer the Company's Stock Option and other employee benefit plans. The Compensation Committee met three times during fiscal 1996.

         All incumbent directors attended more than 75% of the meetings of the Board of Directors and the respective committees of which they are members. The Board does not have a nominating committee.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation earned by or paid to the Chief Executive Officer of the Company and the Company's other four most highly compensated executive officers who were serving as executive officers of the Company during the Company's last fiscal year and received over $100,000 in salary and bonus for the year (together with the Chief Executive Officer, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                 LONG TERM
                                                                                COMPENSATION
                                                     ANNUAL COMPENSATION           AWARDS
                                                                              -----------------
                                                                                 SECURITIES
                                                                                 UNDERLYING           ALL OTHER
         NAME AND             FISCAL           SALARY           BONUS           OPTIONS/SARS         COMPENSATION
    PRINCIPAL POSITION         YEAR              ($)             ($)                 (#)                 ($)
                           ------------     -------------   -------------     -----------------   ------------------
Ronald G. Canada               1996            $199,493        $38,600(2)              2,490           $        0
    Chairman and Chief         1995             197,980         64,638(2)             16,160                    0
    Executive Officer          1994             178,120         32,040(2)              8,015                    0

Kenneth R. Piety               1996             185,906         33,196(2)              2,142                3,517(4)
    Vice-Chairman and Vice     1995             170,673         56,020(2)             14,005                4,620(4)
    President of Engineering   1994             156,360         28,018(2)             31,940(3)             3,972(4)
    and Secretary

John J. Cioffi(1)              1996             113,523         18,191(2)                  0                4,492(4)
    President and Chief        1995             146,528         49,556(2)             12,389                4,330(4)
    Operating Officer          1994             133,702         24,564(2)              6,140                3,978(4)

Bryan J. Collier               1996             109,678         24,125(2)              1,556                4,394(4)
    Vice President of Finance  1995              98,111         33,396(2)              8,349                3,415(4)
    and Chief Financial        1994              89,667         16,554(2)              4,135                2,690(4)
    Officer

Kevin E. Carey                 1996             105,988         15,745(2)                  0                4,793(4)
    Vice President of Mergers  1995              92,250         28,736(2)                  0                2,992(4)
    and Acquisitions           1994              40,568          5,998(2)                  0                1,217(4)

-------------------------

(1) During fiscal year 1996, Mr. Cioffi served as President and Chief Operating Officer from January to July 15.
(2) The dollar amount listed represents a cash bonus received by the Named Executive Officer for the fiscal year.
(3) Represents options to purchase 6,940 shares granted as part of Dr. Piety's incentive compensation and options to purchase 25,000 shares granted to Dr. Piety under the 1987 Incentive Stock Option Plan.
(4) Represents contributions made by the Company on behalf of Dr. Piety and Messrs. Cioffi, Collier and Carey to the Company's 401(k) plan.

         The following table summarizes certain information regarding stock options earned by the Named Executive Officers during 1996.


                        OPTION GRANTS IN FISCAL YEAR 1996



                                               INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                         -------------------------------------------------------------          VALUE AT ASSUMED
                           NUMBER OF       PERCENT OF                                            ANNUAL RATES OF
                          SECURITIES      TOTAL OPTIONS                                            STOCK PRICE
                          UNDERLYING       GRANTED TO       EXERCISE OR                         APPRECIATION FOR
                            OPTIONS       EMPLOYEES IN      BASE PRICE     EXPIRATION            OPTION TERM(2)
                                                                                         -------------------------------
         NAME             GRANTED(#)       FISCAL YEAR       ($/SHARE)        DATE           5%($)            10%($)
----------------------   -------------   ---------------   -------------   -----------   -------------    --------------
RONALD G. CANADA              2,490(1)             1.45%          $21.18      12/31/01     $    14,571         $  32,197
KENNETH R. PIETY              2,142(1)             1.25%           21.18      12/31/01          12,534            27,697
JOHN J. CIOFFI                  -                    -               -           -                 -                 -
BRYAN J. COLLIER              1,556(1)             0.91%           19.25      12/31/06          10,187            23,111
KEVIN E. CAREY                2,500(3)             1.45%           14.75      01/25/02          12,541            28,451

-------------------

(1) Represents options granted to the Named Executive Officers as part of their incentive compensation for fiscal year 1996. The options were granted at fair value on the date of grant for Mr. Collier and 110% of fair market value for Mr. Canada and Dr. Piety.
(2) No more than 25% of the total options granted to Mr. Canada and Dr. Piety are exercisable in any one year. None of the options reflected may be exercised until one year from the date of grant.
(3)      The options were granted at fair value on the date of grant for Mr.
         Carey.

         The following table summarizes certain information with respect to stock options issued to the Named Executive Officers under the Company's various stock option plans as to the number of shares covered by both exercisable and unexercisable stock options and options exercised during the fiscal year ended December 31, 1996. Also reported are the values for the "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end fair market value of the Common Stock.


               AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND
                          FISCAL YEAR-END OPTION VALUES



                                     SHARES                                     NUMBER OF SECURITIES
                                    ACQUIRED                                   UNDERLYING UNEXERCISED
                                       ON               VALUE                     OPTIONS HELD AT
                                  EXERCISE (#)      REALIZED ($)                 DECEMBER 31, 1996
                                  ------------      ------------                 -----------------
          NAME                                                             EXERCISABLE         UNEXERCISABLE
          ----                                                             -----------         -------------
Ronald G. Canada                      2,004          $  27,755                    0                24,661
KENNETH R. PIETY                      7,985            117,467                    0                40,102
JOHN J. CIOFFI                       34,934            487,003                    0                 1,174
BRYAN J. COLLIER                     20,827            309,271                    0                33,213
KEVIN E. CAREY                        6,000            111,000                6,500                22,500

                                VALUE OF UNEXERCISED
                                    IN-THE-MONEY
                                     OPTIONS AT
                                DECEMBER 31, 1996 (1)
                                ---------------------
     NAME                   EXERCISABLE       UNEXERCISABLE
     ----                   -----------       -------------
Ronald G. Canada              $      0           $120,010
KENNETH R. PIETY                     0            403,034
JOHN J. CIOFFI                       0                  0
BRYAN J. COLLIER                     0            406,756
KEVIN E. CAREY                 100,875            317,250

------------------

(1) Based on the closing price of the Company's Common Stock on The Nasdaq Stock Market at December 31, 1996 of $19.25 per share.


DIRECTOR COMPENSATION

         The Company's non-employee directors receive a quarterly fee of $2,000 and reimbursement of expenses. In addition, each of the Company's non-employee directors have received options to purchase 15,000 shares of the Company's Common Stock pursuant to the Company's Non-Employee Director Stock Option Plan (the "Plan"). The non-employee directors may exercise the options with respect to 5,000 shares in each of the three years beginning on a date set forth in their option agreements. However, any portion of such 5,000 shares not purchased in any given one-year period does not carry forward to the next one-year period. The Company will no longer issue options under the Plan. The Board of Directors on July 14, 1995 and the shareholders on July 27, 1995 approved the 1995 Amended and Restated Non-Employee Directors' Stock Option Plan (the "Directors' Plan") which provides for the issuance of up to 60,000 shares of the Company's Common Stock. Under the Directors' Plan, each non-employee director of the Company receives on the date of the Annual Meeting of the Company's shareholders an option grant for the purchase of 2,000 shares of the Company's Common Stock. All options granted under the Directors' Plan have an exercise price equal to the fair market value of the Common Stock at the date of grant, vest one year from the date of grant and have a term of ten years, subject to the non-employee director's continued service as a director.

SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN

         The Company has established a Senior Executive Incentive Compensation Plan (the "Bonus Plan") that provides for the payment of cash bonuses and the granting of stock options under the 1995 Plan based upon criteria set forth in the Bonus Plan, to Dr. Piety and Messrs. Canada, Gorla, Cioffi and Collier. The amount of bonuses is determined by the Compensation Committee based upon the percentage of the annual budgetary financial goal achieved by the Company in the fiscal year covered. The annual budget goal is determined by the Board of Directors by assigning different percentage weights to such items of Company performance as, among others, consolidated gross margin, consolidated budgeted revenues and consolidated pre-tax profit. No bonuses are payable under the Bonus Plan unless the Company's consolidated pre-tax profit (an individual item of the overall annual budget goal) is at least 75% of its budgeted amount for the fiscal year.

         As amended in January 1995, the Bonus Plan provides that the top executives are eligible for cash bonuses of 10% to 50% of their annual base salary and a grant of stock options, based upon the Company's achievement of 90% to 110% of the annual budget. In 1996, Dr. Piety and Messrs. Canada, Gorla, Cioffi and Collier received cash bonuses of $33,196, $38,600, $15,777, $18,191 and $24,125, respectively, and earned stock options of 2,142 shares, 2,490 shares, 1,018 shares, 0 shares, and 1,556 shares, respectively, pursuant to the Bonus Plan, which options were granted in January 1997.

         The Bonus Plan may be amended, suspended or discontinued at any time.

EMPLOYEE STOCK OPTION PLANS

         There are currently outstanding options for the purchase of an aggregate of 153,385 shares that were granted to officers and employees under the 1987 Plan. No further options shall be granted under the 1987 Plan. On July 14, 1995, the Board of Directors adopted, and on July 27, 1995 the shareholders approved, the Computational Systems, Incorporated 1995 Employee Stock Incentive Plan (the "1995 Plan") for the award of up to 350,000 shares of Common Stock to officers, key employees, and consultants of the Company.

         There are currently outstanding options for the purchase of an aggregate of 238,392 shares that were granted under the 1995 Plan. The 1995 Plan is designed to give the Company maximum flexibility in designing stock-based incentive awards for its employees. Awards under the 1995 Plan may be in the form of stock options (incentive or nonqualified stock options), stock appreciation rights, restricted stock and other stock-based awards, but no awards may be made after July 27, 2005, the tenth anniversary of shareholder approval of the 1995 Plan. The 1995 Plan is administered by the Compensation Committee of the Board of Directors.

EMPLOYEE STOCK PURCHASE PLAN

         The Company has issued shares of Common Stock under the Company's 1990 Employee Stock Purchase Plan (the "1990 Purchase Plan"). Pursuant to the 1990 Purchase Plan, every qualified employee (employees that work at least 20 hours per week and more than five months in any given year) of the Company is granted the right to purchase Common Stock with a value of up to 10% of their annual base salary. Qualified employees may elect to have up to 10% of their base salary (but no less than $20 per month) withheld and contributed toward the purchase of these shares of the Company, at a price determined by the Board of Directors. The 1990 Purchase Plan grants the Board authority to set the price for purchases under the 1990 Purchase Plan at as low as 85% of fair value. To qualify as a Section 423 purchase plan under the Internal Revenue Code, the 1990 Purchase Plan cannot allow purchases at less than 100% of fair value if an employee owning 5% or more of the total voting power of the Company's Common Stock participates. To date, no purchases have been made under the 1990 Purchase Plan at less than 100% of fair value and one 5% shareholder has participated in the 1990 Purchase Plan. On July 14, 1995, the Board of Directors voted to terminate the 1990 Purchase Plan as of July 28, 1995 and no further issuances of Common Stock will occur under the 1990 Purchase Plan.

         On July 14, 1995, the Board of Directors adopted, and on July 27, 1995 the shareholders approved, the Computational Systems, Incorporated Employee Stock Purchase Plan (the "New Purchase Plan") for the issuance of up to 150,000 shares of Common Stock to eligible employees. Under the New Purchase Plan, the eligibility requirements for participation by employees are identical to the requirements of the 1990 Purchase Plan. Similarly, the mechanics of the New Purchase Plan mirror the mechanics of the 1990 Purchase Plan. Under the New Purchase Plan, however, shares of Common Stock will be issued to participants at a price equal to 95% of the lesser of (i) the market price of the Company's Common Stock on The Nasdaq National Market on the last trading date of the purchase period or (ii) the average market price of the Company's Common Stock on The Nasdaq National Market on the first and last trading dates of the purchase period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors consists of Messrs. Ray, Rukeyser, Smith and Valunas, none of whom is an employee or officer of the Company. No executive officer of the Company served during fiscal 1996 as a member of a compensation committee or as a director of any entity of which any of the Company's directors serves as an executive officer. Mr. Valunas, a director of the Company and Chairman of the Compensation Committee, served as President of TIC, a Selling Shareholder at the time of the Company's public offering in August of 1995, and a holder of 15.6% of the Company's outstanding Common Stock, from July 1989 until January 1995.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions with respect to compensation of the Named Executive Officers for fiscal 1996 were made by the Compensation Committee of the Board of Directors, which was comprised of Messrs. Ray, Rukeyser, Smith and Valunas. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. The Compensation Committee approves compensation actions and long-term incentive awards to the Named Executive Officers and other key employees of the Company, and reviews and administers the incentive compensation, stock option and other compensation plans of the Company.

         The overall objectives of the Company's executive compensation program for fiscal 1996 were to:

         - Attract and retain the highest quality talent to lead the Company

         -        Reward key executives based on business performance

         -        Design incentives to maximize shareholder value

         - Assure that objectives for corporate and individual performance are measured

         The philosophy upon which these objectives were based is to provide incentive to the Company's officers to enhance the profitability of the Company and align closely the financial interests of the

Company's officers with those of its shareholders. In order to implement this philosophy for fiscal 1996, the Compensation Committee reviewed the various elements of executive compensation, including salaries, incentive compensation awards and stock option awards under the Incentive Plan. In connection with this review, the Compensation Committee has in the past, and may from time to time in the future, retain the firm of Towers Perrin ("Towers"), a nationally known consulting firm to review for the Compensation Committee the Company's compensation practices relative to a comparable group of companies of similar size. The latest such report was prepared for the Company in 1994. The compensation levels for fiscal 1996 for members of senior management were established by the Compensation Committee based upon the recommendation of the Company's Chairman, Ronald G. Canada, and their review of the Towers analysis.

         The Compensation Committee set annual salaries for the Named Executive Officers somewhat below competitive levels so that the Company relies to a significant degree on annual cash bonuses and long-term stock based incentive compensation to attract and retain senior management of outstanding abilities and to motivate them to perform to the full extent of their abilities. Annual cash bonuses for fiscal 1996 for participating Named Executive Officers, were based on certain criteria set forth in the Company's Senior Executive Incentive Compensation Plan (the "Bonus Plan") implemented by the Compensation Committee during 1994. The Bonus Plan establishes performance criteria for those Named Executive Officers and gives the Compensation Committee discretion to allocate a percentage of base salary which would be payable as a cash bonus, plus a number of stock options that would be granted based on the bonus amount, in the event the criteria were satisfied. The Bonus Plan provides that payouts based on a given goal may not begin until such goal is at least 90% achieved and that maximum payouts for such goal will be reached when it is 110% achieved. Furthermore, the Bonus Plan provides that no bonuses will be paid if the pre-tax profit goal is not at least 75% achieved.

         Based on the foregoing, the Company's Chairman and Chief Executive Officer, Ronald G. Canada, was paid a base salary of $199,493 and earned bonuses under the cash bonus program totaling $38,600. Several performance criteria were used to determine Mr. Canada's bonus, including, among others, gross margin, pre-tax profit, net total sales, market value of the Company's Common Stock at year end, new product sales and new customer sales. Each of these factors was weighted separately and assigned a percentage of salary if achieved. The maximum bonus available, if all objectives were achieved, would have been equal to 50% of Mr. Canada's base salary. Stock options issued based upon criteria set forth in the Bonus Plan are issued under the Company's 1995 Employee Stock Incentive Plan (the "Incentive Plan"). Options earned in 1996 under the Bonus Plan were granted as incentive stock options as of January 1997 as follows: Mr. Canada - 2,490 shares; Dr. Piety - 2,142 shares; Mr. Gorla - 1,018 shares; Mr. Cioffi - 0 shares; Mr. Collier - 1,556 shares; and Mr. Carey - 0 shares. These options were granted at the fair market value on the date of grant with respect to Messrs. Gorla and Collier and at 110% of fair market value on the date of grant with respect to Mr. Canada and Dr. Piety. The options vest in 25% increments annually commencing one year from the date of grant for Mr. Canada and Dr. Piety and 20% increments annually commencing one year from the date of grant for Messrs. Gorla and Collier.

         The long-term incentive program for senior management consists of stock option and other stock-based awards granted under the Incentive Plan. The Compensation Committee intends to consider granting stock options to members of senior management, including the Named Executive Officers, annually following a review of the Company's operating results for the prior fiscal year.

FEDERAL INCOME TAX DEDUCTIBILITY LIMITATIONS

         The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes enacted as part of the 1993

Omnibus Budget Reconciliation Act ("OBRA") and to seek to qualify the Company's long-term compensation awards as performance-based compensation excluded from the $1,000,000 limit. None of the Company's executive officers has received compensation that could potentially exceed the applicable limits under OBRA.

         The tables set forth under "Executive Compensation," and the accompanying narrative and footnotes, reflect the decisions covered by the above discussion.

Richard E. Ray                      William S. Rukeyser
Thomas A. Valunas                   James F. Smith, Jr.

PERFORMANCE GRAPH

         The following graph compares the percentage change in the unaudited total return on the Company's Common Stock against the total return of the Nasdaq (U.S. Companies) Index and the Media General (Electronic Instruments) Index between August 28, 1995 (the date the Company's Common Stock began trading on The Nasdaq National Market) and December 31, 1996. The graph assumes the value of the investments in the Company's Common Stock and each index was $100 at August 28, 1995 and that all dividends were reinvested. The base price for the Company's Common Stock is the initial public offering price of $12.50 per share.


                                                                                   Media General
         Measurement Period              Computational            NASDAQ            (Electronic
        (Fiscal Year Covered)            Systems, Inc.         U.S. Companies       Instruments)
8/28/95                                             100               100               100
12/95                                               109                88               100
12/96                                               135                95               124


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the period ended December 31, 1996.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has selected Coopers & Lybrand, L.L.P. to serve as independent auditors for the current fiscal year. Representatives of Coopers & Lybrand, L.L.P. are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                            PROPOSALS OF SHAREHOLDERS

         Shareholders intending to submit proposals for presentation at the next Annual Meeting of the Shareholders of the Company and inclusion in the proxy statement and form of proxy for such meeting should forward such proposals to Kenneth R. Piety, Secretary, Computational Systems, Incorporated, 835 Innovation Drive, Knoxville, Tennessee 37932. Proposals must be in writing and must be received by the Company prior to November 25, 1997. Proposals should be sent to the Company by certified mail, return receipt requested.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

                            METHOD OF COUNTING VOTES

         Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum. Abstentions and broker non-votes are treated as votes against the proposals presented to the shareholders other than the election of directors and the ratification of the appointment of the Company's accountants. Because directors are elected by a plurality of the votes cast, abstentions are not considered in the election. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter.

                         FINANCIAL STATEMENTS AVAILABLE

         A copy of the Company's 1996 Annual Report to Shareholders containing audited financial statements accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. Upon written request to Michele Ciechon, Computational Systems, Incorporated, 835 Innovation Drive, Knoxville, Tennessee 37932, the Company will provide, without charge, copies of the Company's Annual Report to the SEC on Form 10-K.


                                                                                   Media General
         Measurement Period              Computational            NASDAQ            (Electronic
        (Fiscal Year Covered)            Systems, Inc.         U.S. Companies       Instruments)
8/28/95                                             100               100               100
12/95                                               109                88               100
12/96                                               135                95               124

                                                                     Appendix A

                      COMPUTATIONAL SYSTEMS, INCORPORATED
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 24, 1997

                                     PROXY

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT THE SECOND FLOOR ASSEMBLY ROOM OF THE COMPANY, 835 INNOVATION DRIVE IN KNOXVILLE, TENNESSEE, AT 4:00 P.M. (EST) ON THURSDAY, APRIL 24, 1997, AND ANY ADJOURNMENT(S) THEREOF. The undersigned hereby appoints Ronald G. Canada and Kenneth R. Piery or either of them, with full power of substitution, as attorneys, and hereby authorizes them to represent and to vote in the name of and as proxy for the undersigned, as designated, all of the shares of common stock of Computational Systems, Incorporated held of record by the undersigned on March 6, 1997.

1. ELECTION OF DIRECTORS TO SERVE UNTIL THE 1998 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

    [ ] FOR all nominees listed below                   [ ] WITHHOLD AUTHORITY to vote for all
      (except as marked to the contrary below).           nominees.

  Ronald G. Canada, Kenneth R. Piety, Carlo Gorla, Richard E. Ray, William S.
            Rukeyser, James F. Smith, Jr. and Thomas A. Valunas, Jr.

    To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

--------------------------------------------------------------------------------

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting or any adjournment thereof.

                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES REFERRED TO IN PROPOSAL 1.

    The undersigned revokes any prior proxies to vote the shares covered by this proxy.

                                                Dated:

                                               --------------------------------,
                                                1997

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if Held Jointly

                                                Please sign exactly as name
                                                appears on your share
                                                certificates. Each joint owner
                                                must sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name as authorized. If a
                                                partnership or limited liability
                                                company, please sign in such
                                                organization's name by an
                                                authorized person.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.